Exhibit 10.1

QURATE RETAIL, INC.

12300 Liberty Boulevard
Englewood, Colorado 80112

EXTENSION OF EMPLOYMENT AGREEMENT

December 27, 2024

David Rawlinson
c/o Qurate Retail, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

RE: Extension of Employment Agreement

Dear David:

Reference is made to the Employment Agreement (the “Employment Agreement”), effective as of July 12, 2021, between you and Qurate Retail, Inc., a Delaware corporation (“QRI”).

As discussed and agreed, this letter will amend the Employment Agreement by extending the Term (as defined in the Employment Agreement) through February 28, 2025 (subject to any further extension that may be agreed to in writing). All other terms and conditions of the Employment Agreement will remain the same and you acknowledge that this amendment does not constitute, and there are no grounds to resign for, Good Reason under the Employment Agreement.

Notwithstanding the foregoing, if you and QRI have neither entered into a new employment agreement nor mutually agreed to a further extension of the Term, in each case, on or prior to February 28, 2025, then your employment will terminate at the end of February 28, 2025, which termination will be treated as a Protected Termination for purposes of the Employment Agreement; provided, however, that the Severance Payments (as used therein) shall equal $1,000,000 instead of the amounts described in Section 7.C(i)(b).

Please indicate your acceptance of this amendment of the Employment Agreement by signing the enclosed copy of this letter and returning it to the undersigned.

Sincerely,

/s/ Renee Wilm
Renee Wilm,
Chief Legal Officer and Chief Administrative Officer, on behalf of QRI

Agreed to and Accepted

/s/ David Rawlinson
David Rawlinson